EXHIBIT 21.1

                  SUBSIDIARIES OF THE REGISTRANT

   Amcast Industrial Corporation has 18 significant wholly-owned subsidiaries, with the exception of Lee Brass Company, which is 96% owned by an Amcast wholly owned subsidiary, which are included in the consolidated financial statements of the Company. Information regarding these subsidiaries is set forth below:

   Amcast Industrial Limited
   Jurisdiction of Incorporation:              Ontario, Canada
   Name Under Which Business Is Done:          Amcast Industrial Limited

   Elkhart Products Corporation
   Jurisdiction of Incorporation:              Indiana
   Name Under Which Business Is Done:          Elkhart Products Corporation

   Amcast Automotive of Indiana, Inc.
   Jurisdiction of Incorporation:              Indiana
   Name Under Which Business Is Done:          Amcast Automotive -Fremont Plant

   Amcast Investment Services Corporation
   Jurisdiction of Incorporation:              Delaware
   Name Under Which Business Is Done:          Amcast Investment Services
                                               Corporation

   Amcast Industrial Financial Services, Inc.
   Jurisdiction of Incorporation:              Ohio
   Name Under Which Business Is Done:          Amcast Industrial
                                               Financial Services, Inc.

   Amcast Industrial Sales Corporation
   Jurisdiction of Incorporation:              U.S. Virgin Islands
   Name Under Which Business Is Done:          Amcast Industrial Sales
                                               Corporation

   Amcast Automotive, Inc.
   Jurisdiction of Incorporation:              Michigan
   Name Under Which Business Is Done:          Amcast Automotive

   Amcast Casting Technologies, Inc.
   Jurisdiction of Incorporation:              Indiana
   Name Under Which Business Is Done:          Amcast Casting Technologies, Inc.

   Lee Brass Company
   Jurisdiction of Incorporation:              Delaware
   Name Under Which Business is Done:          Lee Brass Company

   Speedline S.r.l.
   Jurisdiction of Incorporation:              Italy
   Name Under Which Business Is Done:          Speedline S.r.l.

   Speedline Engineering S.p.A.
   Jurisdiction of Incorporation:              Italy
   Name Under Which Business Is Done:          Speedline Engineering S.p.A.

   Speedline Competition S.r.l.
   Jurisdiction of Incorporation:              Italy
   Name Under Which Business Is Done:          Speedline Competition S.r.l.

   Alustampi S.r.l.
   Jurisdiction of Incorporation:              Italy
   Name Under Which Business Is Done:          Alustampi S.r.l.

   Speedline UK Limited
   Jurisdiction of Incorporation:              England
   Name Under Which Business Is Done:          Speedline UK Limited

   Speedline France S.a.r.l.
   Jurisdiction of Incorporation:              France
   Name Under Which Business Is Done:          Speedline France S.a.r.l.

   Fusione e Lavorazioni Technologiche S.r.l.
   Jurisdiction of Incorporation:              Italy
   Name Under Which Business Is Done:          Fusione e Lavorazioni
                                               Technologiche S.r.l.

   LA. MEC. S.r.l.
   Jurisdiction of Incorporation:              Italy
   Name Under Which Business Is Done:          LA. MEC. S.r.l.

   SL Wheels, Inc.
   Jurisdiction of Incorporation:              Michigan
   Name Under Which Business Is Done:          SL Wheels, Inc.

   Izumi, Inc.
   Jurisdiction                                Delaware
   Name Under Which Business is Done:          Casting Technology Company

   Casting Technology Company
   Jurisdication of Incorporation:             Indiana
   Name Under Which Business is Donbe:         Casting Technology Company